                                                                    EXHIBIT 10.9

                                CREDIT AGREEMENT


                                     Between


                                ARIS CORPORATION


                                       and


                  U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION

                                TABLE OF CONTENTS
                                -----------------

                                    ARTICLE 1

                                 DEFINITIONS..............................  1

1.1      Accounts.........................................................  1
         --------
1.2      Advances.........................................................  1
         --------
1.3      Available Amounts................................................  1
         -----------------
1.4      Borrowing Base...................................................  2
         --------------
1.5      Business Day.....................................................  2
         ------------
1.6      Cash Flow........................................................  2
         ---------
1.7      Credit Limit.....................................................  2
         ------------
1.8      Current Assets...................................................  2
         --------------
1.9      Current Liabilities..............................................  2
         -------------------
1.10     Debt.............................................................  2
         ----
1.11     Debt Service.....................................................  3
         ------------
1.12     EBITDA...........................................................  3
         ------
1.13     Eligible Accounts................................................  3
         -----------------
1.14     ERISA............................................................  5
         -----
1.15     Fixed Charges....................................................  5
         -------------
1.16     Funded Debt......................................................  5
         -----------
1.17     GAAP.............................................................  5
         ----
1.18     LIBOR Amount.....................................................  5
         ------------
1.19     LIBOR Interest Period............................................  6
         ---------------------
1.20     LIBOR Rate.......................................................  6
         ----------
1.21     LIBOR Related Rate...............................................  7
         ------------------
1.22     Intangibles......................................................  7
         -----------
1.23     Inventory........................................................  7
         ---------
1.24     IPO..............................................................  7
         ---
1.25     L/C Agreement....................................................  7
         -------------
1.26     Letters of Credit................................................  7
         -----------------
1.27     Loan Documents...................................................  7
         --------------
1.28     Note.............................................................  7
         ----
1.29     OCG..............................................................  8
         ---
1.30     Obligations......................................................  8
         -----------
1.31     Payment Date.....................................................  8
         ------------
1.32     Person...........................................................  8
         ------
1.33     Plan.............................................................  8
         ----
1.34     Prime Rate.......................................................  8
         ----------
1.35     Prime Rate Loans.................................................  8
         ----------------
1.36     Prime-Related Rate...............................................  8
         ------------------
1.37     Subordinated Debt................................................  9
         -----------------
1.38     Subsidiary.......................................................  9
         ----------
1.39     Tangible Net Worth...............................................  9
         ------------------
1.40     Termination Date.................................................  9
         ----------------

                                   ARTICLE 2

                               REVOLVING LOAN.............................  9

2.1      Revolving Loan Facility..........................................  9
         -----------------------

2.2      Term Loan Option................................................. 10
         ----------------
2.3      Sublimit for Letters of Credit................................... 10
         ------------------------------
2.4      Interest......................................................... 10
         --------
2.5      Revolving Note................................................... 10
         --------------
2.6      Procedure for Advances........................................... 11
         ----------------------
2.7      Facility Fee..................................................... 11
         ------------


                                   ARTICLE 3

                      THE ISSUANCE OF COMMERCIAL OR STANDBY

                              LETTERS OF CREDIT........................... 11
3.1      Issuance......................................................... 11
         --------
3.2      Fees............................................................. 12
         ----
3.3      Yield Indemnity.................................................. 12
         ---------------

                                   ARTICLE 4

                         THE LIBOR RELATED RATE OPTION ................... 12

4.1      Procedure for LIBOR Related Rate Quotes.......................... 12
         ---------------------------------------
4.2      Procedure for LIBOR Related Rate Advances........................ 12
         -----------------------------------------
4.3      No Prepayment.................................................... 13
         -------------
4.4      Inability to Participate in Market............................... 13
         ----------------------------------
4.5      Increased Costs.................................................. 13
         ---------------
4.6      Prepayment Costs................................................. 14
         ----------------
4.7      Basis of Quotes.................................................. 14
         ---------------
4.8      No Change to Other Terms......................................... 15
         ------------------------

                                   ARTICLE 5

                               COLLATERAL SECURITY........................ 15

5.1      Collateral....................................................... 15
         ----------
5.2      Maintenance of Security.......................................... 15
         -----------------------
5.3      Negative Pledge.................................................. 15
         ---------------
5.4      Setoff........................................................... 16
         ------

                                   ARTICLE 6

                                  GUARANTIES.............................. 16

                                   ARTICLE 7

                             CONDITIONS OF LENDING........................ 16

7.1      Authorization.................................................... 16
         -------------
7.2      Representations and Warranties................................... 16
         ------------------------------
7.3      Compliance....................................................... 17
         ----------
7.4      Documentation.................................................... 17
         -------------
7.5      Guaranties....................................................... 17
         ----------
7.6      Proof of Insurance............................................... 17
         ------------------

                                   ARTICLE 8

                          REPRESENTATIONS AND WARRANTIES.................. 17

8.1      Corporate Existence.............................................. 17
         -------------------
8.2      Subsidiary....................................................... 18
         ----------
8.3      No Intent to Defraud............................................. 18
         --------------------


8.4      Solvency......................................................... 18
         --------
8.5      Enforceability................................................... 18
         --------------
8.6      No Legal Bar..................................................... 18
         ------------
8.7      Financial Information............................................ 18
         ---------------------
8.8      Liens and Encumbrances........................................... 19
         ----------------------
8.9      Litigation....................................................... 19
         ----------
8.10     Payment of Taxes................................................. 19
         ----------------
8.11     Employee Benefit Plan............................................ 19
         ---------------------
8.12     Misrepresentations............................................... 20
         ------------------
8.13     No Default....................................................... 20
         ----------
8.15     Margin Stock..................................................... 20
         ------------
8.16     Laws, Regulations, and Ordinances................................ 20
         ---------------------------------

                                   ARTICLE 9

                             AFFIRMATIVE COVENANTS........................ 20

9.1      Use of Proceeds.................................................. 21
         ---------------
9.2      Supply Pro Forma Statements for All Acquisitions................. 21
         ------------------------------------------------
9.3      Tangible Net Worth............................................... 21
         ------------------
9.4      Current Ratio.................................................... 21
         -------------
9.5      Working Capital.................................................. 21
         ---------------
9.6      Fixed Charges Coverage Ratio..................................... 21
         ----------------------------
9.7      Funded Debt to EBITDA............................................ 21
         ---------------------
9.8      Financial Information............................................ 21
         ---------------------
         9.8.1    Interim Financial Statements............................ 21
                  ----------------------------
         9.8.2    Annual Financial Statements............................. 22
                  ---------------------------
         9.8.3    Borrowing Base Certificate.............................. 22
                  --------------------------
         9.8.4    Aging Report............................................ 23
                  ------------
         9.8.5    Tax Returns............................................. 23
                  -----------
         9.8.6    Other Certificates...................................... 23
                  ------------------
         9.8.7    Additional Financial Information........................ 23
                  --------------------------------
9.9      Maintenance of Existence......................................... 23
         ------------------------
9.10     Books and Records................................................ 24
         -----------------
9.11     Access to Premises and Records................................... 24
         ------------------------------
9.12     Notice of Events................................................. 24
         ----------------
         9.12.1   Proceedings............................................. 24
                  -----------
         9.12.2   Material Development.................................... 25
                  --------------------
         9.12.3   Defaults................................................ 25
                  --------
         9.12.4   Adverse Effect.......................................... 25
                  --------------
9.13     Payment of Debts and Taxes....................................... 25
         --------------------------
9.14     Deposit Accounts................................................. 25
         ----------------
9.15     Insurance........................................................ 25
         ---------
         9.15.1   Property Insurance...................................... 25
                  ------------------
         9.15.2   Liability Insurance..................................... 26
                  -------------------
         9.15.3   Additional Insurance.................................... 26
                  --------------------
9.16     Insurance Reports................................................ 26
         -----------------

                                   ARTICLE 10
                              NEGATIVE COVENANTS.......................... 26
10.1     Debt............................................................. 26
         ----

         10.1.1   Unsecured Trade Credit.................................. 26
                  ----------------------
         10.1.2   Existing Obligations.................................... 26
                  --------------------
         10.1.3   OCG Credit Line......................................... 27
                  ---------------
         10.1.4   Lease Agreements........................................ 27
                  ----------------
         10.1.5   Ordinary Course......................................... 27
                  ---------------
10.2     Liens and Encumbrances........................................... 27
         ----------------------
         10.2.1   Existing Liens.......................................... 27
                  --------------
         10.2.2   Liens of Bank........................................... 27
                  -------------
         10.2.3   OCG Credit Line......................................... 27
                  ---------------
         10.2.4   Tax Liens............................................... 27
                  ---------
         10.2.5   Incidental Liens........................................ 27
                  ----------------
10.3     Guaranties....................................................... 27
         ----------
         10.3.1   Negotiable Instruments.................................. 27
                  ----------------------
         10.3.2   Performance Bonds....................................... 27
                  -----------------
         10.3.3   Guaranty of OCG......................................... 28
                  ---------------
10.4     Disposition of Assets............................................ 28
         ---------------------
10.5     Mergers.......................................................... 28
         -------
10.6     Capital Structure................................................ 28
         -----------------
10.7     Wage and Hour Laws............................................... 28
         ------------------
10.8     ERISA............................................................ 28
         -----
10.9 Dissolution.......................................................... 28
     -----------
10.10 Business Activities................................................. 29
      -------------------
10.11 Dividends........................................................... 29
      ---------
10.12 Contributions to Capital of Subsidiaries............................ 29
      ----------------------------------------
10.13 Permissible Loans and Investments................................... 29
      ---------------------------------
         10.13.1  Certificates of Deposit................................. 29
                  -----------------------
         10.13.2  Commercial Paper........................................ 29
                  ----------------
         10.13.3  U. S. Government Paper.................................. 29
                  ----------------------
         10.13.4  Similar Businesses...................................... 29
                  ------------------
         10.13.5  Loans to Officers and Employees......................... 29
                  -------------------------------

                                   ARTICLE 11

                       EVENTS AND CONSEQUENCES OF DEFAULT................. 29

11.1     Events of Default................................................ 29
         -----------------
         11.1.1   Nonpayment.............................................. 30
                  ----------
         11.1.1.1 Breach of Warranty...................................... 30
                  ------------------
         11.1.2   Failure to Perform...................................... 30
                  ------------------
         11.1.3   Borrowing Base.......................................... 30
                  --------------
         11.1.4   Defaults on Other Obligations........................... 30
                  -----------------------------
         11.1.5   Defaults on Other Obligations........................... 30
                  -----------------------------
         11.1.6   Financial Condition..................................... 31
                  -------------------
         11.1.7   Guaranties.............................................. 31
                  ----------
         11.1.8   Loss, Destruction, or Condemnation of Property.......... 31
                  ----------------------------------------------
         11.1.9   Attachment Proceedings and Insolvency................... 31
                  -------------------------------------
         11.1.10  Judgments............................................... 31
                  ---------
         11.1.11  Government Approvals.................................... 32
                  --------------------
11.2     Notification of Default.......................................... 32
         -----------------------
11.3     Remedies Upon Default............................................ 32
         ---------------------
         11.3.1   Terminate Commitments................................... 32
                  ---------------------


         11.3.2   Accelerate.............................................. 32
                  ----------
         11.3.3   Setoff.................................................. 32
                  ------
         11.3.4   All Remedies............................................ 32
                  ------------
11.4     Default Interest................................................. 32
         ----------------
11.5     Default Late Charge.............................................. 33
         -------------------
11.6     Alleged Default by Bank.......................................... 33
         -----------------------

                                   ARTICLE 12

                                 MISCELLANEOUS............................ 33

12.1     Manner of Payments............................................... 33
         ------------------
         12.1.1   Payments on Nonbusiness Days............................ 33
                  ----------------------------
         12.1.2   Payments................................................ 33
                  --------
         12.1.3   Application of Payments................................. 33
                  -----------------------
         12.1.4   Recording of Payments................................... 34
                  ---------------------
12.2     Notices.......................................................... 34
         -------
12.3     Costs and Expenses............................................... 34
         ------------------
         12.3.1   Out-of-Pocket Expenses.................................. 34
                  ----------------------
         12.3.2   Collection Expenses..................................... 35
                  -------------------
12.4     Waiver........................................................... 35
         ------
12.5     Assignment....................................................... 35
         ----------
12.6     Merger........................................................... 35
         ------
12.7     Amendments....................................................... 36
         ----------
12.8     Jurisdiction and Venue........................................... 36
         ----------------------
12.9     Construction..................................................... 36
         ------------

EXHIBITS:

Exhibit A -- Revolving Note

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT ("Agreement") is made between ARIS CORPORATION ("Borrower"), and U.S. Bank of Washington, National Association, a national banking association ("Bank"). The parties agree as follows:

                                ARTICLE ARTICLE 1

                                   DEFINITIONS

     All terms defined below shall have the meaning indicated. All references in this Agreement to:

          (a) "dollars" or "$" shall mean U.S. dollars;

          (b) "Article," "Section," or "Subsection" shall mean articles, sections, and subsections of this Agreement, unless otherwise indicated; and

          (c) equipment, fixtures, general intangibles, chattel paper, instruments, and deposit accounts shall have the meanings assigned them under the Uniform Commercial Code, RCW 62A.9-101 et seq; and;

          (d) an accounting term not otherwise defined in this Agreement shall have the meaning assigned to it under GAAP.

     1.1 Accounts shall mean all of Borrower's receipts, accounts, drafts,
         --------
acceptances, contract rights of and for moneys and performances due or to become due, chattel paper, and other forms of receivables, now owned or later acquired, which derive from or arise out of the conduct of Borrower's business, sale of its inventory, or the furnishing of services, together with all guaranties and security interests for, and the cash and noncash proceeds of, all the foregoing.

     1.2 Advances shall mean the disbursement of loan proceeds and the issuance
         --------
of Letters of Credit under the Revolving Loan.

     1.3 Available Amounts shall mean at any time the amount of the Credit Limit
         -----------------
or the Borrowing Base, whichever is less, minus the face amount of all Letters of Credit outstanding, minus the unpaid balance of the Revolving Note.

     1.4 Borrowing Base shall mean 80% of Eligible Accounts.
         --------------

     1.5 Business Day shall mean any day other than a Saturday, Sunday, or other
         ------------
day on which commercial banks in Seattle, Washington, and New York, New York are authorized or required by law to close.

     1.6 Cash Flow shall mean the following measured on a rolling/trailing four
         ---------
quarter basis: EBITDA, plus the amount of increase of long term Debt, plus the amount of new equity raised from the sale of stock.

     1.7 Credit Limit shall mean $8,000,000.00.
         ------------

     1.8 Current Assets shall mean all consolidated assets of Borrower, on a
         --------------
GAAP basis, which may be properly classified as current assets in accordance with GAAP; provided, that short-term investments shall be valued at cost or market, whichever is less.

     1.9 Current Liabilities shall mean all consolidated indebtedness of
         -------------------
Borrower, on a GAAP basis, maturing on demand or within a period of one year from the date when Borrower's current liabilities are determined and which may be properly classified as current liabilities in accordance with GAAP.

     1.10 Debt shall mean all consolidated obligations, on a GAAP basis,
          ----
included in the liability section of a balance sheet of Borrower including, without limitation and without duplication of such amounts, and regardless of whether such items would otherwise not be shown on the liability side of a balance sheet:

          (a) Guaranties. All obligations guaranteed or assumed by Borrower,
              ----------
     directly or indirectly in any manner, or endorsed (other than for collection and deposit in the ordinary course of business) or discounted by Borrower with recourse, including all debt guaranteed by Borrower through any agreement, contingent or otherwise;

          (b) Contingent Reserves. The aggregate amount of reserves established
              -------------------
     on the books of Borrower with respect to contingent liabilities (except reserves which are properly treated as deductions from assets);

          (c) Leases. All obligations for the payment of money or other property
              ------
     pursuant to capital leases under which Borrower is leasing real or personal property; and

          (d) Partnership Debts. All obligations of any partnership or joint
              -----------------
     venture of which Borrower is a member, if Borrower is legally liable for such obligations.

          (e) Letters of Credit. All obligations, as account party, in
              -----------------
     connection with letters of credit issued on Borrower's behalf.

     1.11 Debt Service shall mean the aggregate amount, determined in accordance
          ------------
with GAAP, of principal payments and interest payments scheduled to be made during the relevant period on all Debt.

     1.12 EBITDA shall mean Borrower's earnings before charges against income
          ------
consisting of depreciation of real and personal property, amortization or write-off of goodwill and other intangibles, other non-cash charges (such as the expense of purchased research and development), interest expense, income tax expense, and extraordinary gains or losses. 1.13 Eligible Accounts shall mean on any given date those Accounts in which Bank holds a perfected first lien security interest which are:

          (a) Identified by Borrower in a description submitted to Bank in such form as is ordinarily available from Borrower's data systems and supported by such documents as Bank may from time to time reasonably require;

          (b) Earned or have arisen in the ordinary course of business and represent the present and unimpaired right to payment of money from solvent U.S. debtors (excluding affiliates or subsidiaries of Borrower) for services rendered or goods delivered by Borrower;

          (c) Billed and to be paid within 90 days of the original date of sales invoice;

          (d) Not more than 60 days past due under the terms of the sales invoice;

          (e) Not Accounts due from an account debtor which is in violation of subsection (d) above as to more than 25% of its aggregate account owing to Borrower;

          (f) Unconditional, fully earned, free of all rights of offset or counterclaims, and not encumbered in any way;

          (g) Not credit card receivables, dated billings, retainages, cash sales, COD sales or service charges;

          (h) Not affected by any receivership, insolvency, or bankruptcy proceeding, whether voluntarily or involuntarily instituted, including, without limitation, any reorganization of assets, deferment or arrangement of debts, or any similar proceeding.

          (i) Not Accounts with respect to which the account debtor is an officer, an employee or agent of Borrower;

          (j) Not Accounts with respect to which the account debtor is a Person related to Borrower or its shareholders, officers, or directors;

          (k) Not Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the account debtor may be conditional;

          (l) Not Accounts with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower;

          (m) Not Accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the account debtor;

          (n) Not Accounts of any account debtor who has become insolvent of fails generally to pay its debts (including its payrolls) as such debts become due; and

          (o) Not that portion of the Accounts with respect to which the account debtor is the United States government or any department or agency of the United States, which exceeds 20% of all Borrower's Accounts.

     Notwithstanding the above, Bank shall have the right to exclude any account, and deem it ineligible, if Bank, in its good faith judgment, determines that account to have higher than normal indices of risk of collection.

     1.14 ERISA shall mean the Employee Retirement Income Security Act of 1974,
          -----
as amended.

     1.15 Fixed Charges shall mean the current portion of Borrower's long term
          -------------
Debt (including the current portion of capitalized leases), plus interest expense, plus cash income taxes paid (or should have been paid), plus dividends or any other form of distributions to shareholders, plus increases in all assets which are not Current Assets.

     1.16 Funded Debt shall mean, as of any date, the sum of the following
          -----------
without duplication: (a) all Debt, including capitalized leases, which would be classified as "funded indebtedness" or "long term indebtedness" on a balance sheet of Borrower prepared as of such date in accordance with GAAP; (b) all Debt, whether secured or unsecured, of Borrower, having a final maturity, or which is renewable or extendable at the option of the obligor for a period ending more than one year after the date of creation thereof, notwithstanding the fact that payments in respect thereof (whether installment, serial maturity, or sinking fund payments, or otherwise) are required to be made by the obligor less than one year after the date of the creation thereof.

     1.17 GAAP shall mean generally accepted accounting principles as in effect
          ----
from time to time in the United States and as consistently applied by Borrower.

     1.18 LIBOR Amount shall mean each principal amount for which Borrower
          -----
chooses to have the LIBOR Related Rate apply for any specified LIBOR Interest Period.

     1.19 LIBOR Interest Period shall mean as to any LIBOR Amount, a period of
          -----
1, 2, 3, 6, 9 or 12 months commencing on the date the LIBOR Related Rate becomes applicable thereto; provided, however, that:
(A) no LIBOR Interest Period shall be selected which would extend beyond the Termination Date; (B) no LIBOR Interest Period shall extend beyond the date of any required principal payment, unless the sum of the principal amounts bearing interest at the Prime Related Rate, plus LIBOR Amounts with LIBOR Interest Periods ending on or before the scheduled date of such principal payment, plus principal amounts remaining unborrowed under the Revolving Loan, equal or exceeds the amount of such principal payment; (C) any LIBOR Interest Period which would otherwise expire on a day which is not a Business Day, shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such LIBOR Interest Period into another calendar month, in which event the LIBOR Interest Period shall end on the immediately preceding Business Day; and (D) any LIBOR Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last Business Day of a calendar month.

     1.20 LIBOR Rate shall mean the rate per annum (computed on the basis of a
          ----------
360-day year and the actual number of days elapsed) equal to the arithmetic average (rounded upward to the nearest 1/16 of 1%) of the rates per annum determined by Bank as of the times specified in Section 4.1 the date two (2) Business Days prior to the first day of such LIBOR Interest Period as the rates offered to Bank by three Eurodollar money market dealers in such Eurodollar market as may be selected by Bank for U.S. dollar deposits to be delivered on the first day of such LIBOR Interest Period for the number of months therein; provided, however, that Bank's LIBOR Rate shall be adjusted to take into account
--------
the maximum reserves required to be maintained for Eurocurrency liabilities by banks during each such LIBOR Interest Period as specified in Regulation D of the Board of Governors of the Federal

Reserve System or any successor regulation.

     1.21 LIBOR Related Rate shall mean the following as measured at the close
          ------------------
of the preceding fiscal quarter: if the Borrower's Funded Debt to EBITDA Ratio is 1.00:1 or less, the Bank's LIBOR Rate plus 175 basis points; if the Borrower's Funded Debt to EBITDA Ratio is 1.50:1 or less, but greater than 1.00:1, the Bank's LIBOR Rate plus 250 basis points; and, if the Borrower's Funded Debt to EBITDA Ratio exceeds 1.50:1 but is less than 2.00:1 the Bank's LIBOR Rate plus 300 basis points.

     1.22 Intangibles shall mean all personal property other than goods,
          -----------
accounts, chattel paper, documents, instruments, and money, including, without limitation, trademarks, trademark rights, trade names, copyrights, patents, patent rights, goodwill, royalties, licenses, permits, claims, causes of action, unamortized debt, discounts, marketing expenses, and deferred research and development costs.

     1.23 Inventory shall mean all goods and raw material wherever situated
          ---------
which are now owned or hereafter acquired or held by Borrower for sale, lease, or delivery, or processing prior to sale, in the ordinary course of business, and all products and proceeds thereof.

     1.24 IPO shall mean an initial public offering of Borrower's shares.
          ---

     1.25 L/C Agreement means Bank's standard form Application and Agreement for
          -------------
Standby Letters of Credit or Application and Agreement for Commercial Letters of Credit as the case may be.

     1.26 Letters of Credit shall mean Standby or Commercial Letters of Credit.
          -----------------

     1.27 Loan Documents shall mean collectively this Agreement, the Note, and
          --------------
all other documents, instruments, and agreements now or later executed in connection with this Agreement.

     1.28 Note shall mean the Revolving Note.
          ----

     1.29 OCG shall mean Oxford Computer Group Limited and its subsidiaries, if
          ---
any.

     1.30 Obligations shall mean the Note, Borrower's obligation to reimburse
          -----------
Bank for all Advances, all amounts drawn under Letters of Credit, all fees, costs, expenses, and indemnifications due to Bank under this Agreement, all guaranties by Borrower to Bank, and all other present and future indebtedness, direct or contingent, of Borrower to Bank.

     1.31 Payment Date shall mean the first day of every month.
          ------------

     1.32 Person shall mean any individual, partnership, corporation, business
          ------
trust, unincorporated organization, joint venture, or any governmental entity, department, agency, or political subdivision.

     1.33 Plan shall mean any employee benefit plan or other plan maintained for
          ----
Borrower's employees and covered by Title IV of ERISA, excluding any plan created or operated by or for any labor union.

     1.34 Prime Rate shall mean the floating commercial loan reference rate of
          ----------
Bank, publicly announced from time to time as its "prime rate" or "reference rate" (calculated on the basis of actual number of days elapsed over a year of 360 days), with any change in the Prime Rate to be effective on the date the "prime rate" or "reference rate" changes. The Prime Rate is not necessarily the lowest rate of interest which it collects from any borrower or class of borrowers.

     1.35 Prime Rate Loans shall mean those portions of principal of the
          ----------------
Revolving Note accruing interest at the Prime Related Rate.

     1.36 Prime-Related Rate shall mean the following as measured at the close
          ------------------
of the preceding fiscal quarter: if Borrower's Funded Debt to EBITDA Ratio is 1.50:1 or less, the Prime Rate; and, if Borrower's Funded Debt to EBITDA Ratio exceeds 1.50:1 but is less than 2.00:1, the Prime Rate plus one quarter percent (.25%) per annum.

     1.37 Subordinated Debt shall mean Debt fully subordinated to all
          -----------------
Obligations, in form satisfactory to Bank.

     1.38 Subsidiary shall mean all direct and
          ---------
indirect subsidiaries of Borrower now in existence or in the future formed or acquired, including without limitation ARIS Software, Inc., Noetix Corporation and OCG.

     1.39 Tangible Net Worth shall mean all assets appearing on the consolidated
          ------------------
balance sheet of Borrower, on a GAAP basis, plus Subordinated Debt less, without limitation and without duplication of deductions, the sum of:

          (a) Debt (excluding Subordinated Debt);

          (b) All amounts due from Subsidiaries, affiliates, officers, employees and shareholders;

          (c) All reserves established by Borrower for anticipated losses and expenses; and

          (d) Net book value of all assets of Borrower which are treated as Intangibles in accordance with GAAP.

     1.40 Termination Date shall mean June 1, 1998, except as provided in
          ----------------
Section 2.2 for Advances within the Term Loan Sublimit which are outstanding as of June 1, 1998.


                                   ARTICLE 2

                                 REVOLVING LOAN

     2.1 Revolving Loan Facility. Subject to the terms and conditions of this
         -----------------------
Agreement, Bank shall make Advances to Borrower from time to time, until June 1, 1998 ("Revolving Loan"), with the aggregate principal amount at any one time outstanding not to exceed the lesser of the Credit Limit minus the face amount of all Letters of Credit or the Borrowing Base minus the face amount of all Letters of Credit. After June 1, 1998, no further Advances shall be permitted. Borrower may use the Revolving Loan by borrowing, prepaying, and reborrowing the Available Amounts, in whole or in part.

     2.2 Term Loan Option. Borrower may convert up to $5,000,000.00 of the
         ----------------
Advances under the Revolving Loan ("Term Loan Sublimit") to term loans as follows:

          2.2.1 Capital Stock Repurchase. Within the Term Loan Sublimit,
                ------------------------
     Borrower may use up to $4,000,000.00 for a one-time capital stock repurchase in contemplation of an IPO occurring before September 30, 1997 (the "IPO Anticipation Loan"). If an IPO has not occurred by September 30, 1997, Borrower shall commence repayment of the IPO Anticipation Loan in 36 equal payments of principal, plus all accrued interest beginning November 1, 1997. The IPO Anticipation Loan shall be due and payable in full within 10 days of the closing date of an IPO.

          2.2.2 Fixed Asset Purchases and Mergers and Acquisitions. The Term
                --------------------------------------------------
     Loan Sublimit may be used to provide funding for fixed asset purchases and mergers and acquisitions ("Fixed Asset Purchase and Merger and Aquisition Loans"). Fixed Asset Purchase and Merger and Aquisition Loans shall require Bank's consent prior to funding which shall not be unreasonably withheld. Fixed Asset Purchase and Merger and Aquisition Loans shall be repayable in 36 equal payments of principal, plus all accrued interest.

     2.3 Sublimit for Letters of Credit. Up to $1,000,000 of the Revolving Loan
         ------------------------------
shall be available to Borrower for the issuance of Letters of Credit.

     2.4 Interest. Borrower shall pay interest on the Revolving Loan at the
         --------
following interest rates, as selected by Borrower:

          (a) the Prime Related Rate; or

          (b) the LIBOR Related Rate.

All interest will be computed at the applicable rate based on a 360-day year and applied to the actual number of days elapsed.

     2.5 Revolving Note. The obligation of Borrower to repay the Revolving Loan
         --------------
shall be evidenced by a promissory note ("Revolving Note") made by Borrower to the order of Bank, and shall bear interest in accordance with Section 2.4 of this Agreement. Borrower shall pay principal payments and all accrued interest on each Payment Date. The entire balance of principal, interest and fees shall be payable in full on the Termination Date. The Revolving Note shall be secured as provided in Article 5 and shall be in substantially the same form as Exhibit A attached.

     2.6 Procedure for Advances. Borrower may borrow under the Revolving Loan on
         ----------------------
any Business Day. Borrower shall give Bank irrevocable notice (written or oral) specifying the amount to be borrowed and the requested borrowing date. Bank must receive such notice on or before 11:30 a.m., Seattle time, on the day borrowing is requested. All Advances shall be discretionary to the extent notification by Borrower is given subsequent to that time.

     2.7 Facility Fee. Borrower shall pay to Bank upon execution of this
         ------------
Agreement, a facility fee of $10,000.00. Borrower shall pay to Bank 1/8% on the unused balance of the Revolving Loan quarterly in arrears. Borrower shall pay to Bank at the time of the IPO Anticipation Loan a loan fee in the amount of 1/2% of the Advance at the time of the Advance and an additional 1/2% of the Advance if the IPO Anticipation Loan has not been paid in full by September 30, 1997. Borrower shall pay to Bank at the time of each of the Fixed Asset Purchase and Merger and Acquisition Loans, a loan fee of 1/2% of the Advance at the time of the Advance.

                                   ARTICLE 3

                     THE ISSUANCE OF COMMERCIAL OR STANDBY
                               LETTERS OF CREDIT


     3.1 Issuance. Upon Borrower's execution of an L/C Agreement Bank shall
         --------
issue on Borrower's behalf a Letter of Credit. If there is a draw under a Letter of Credit, Borrower shall on demand immediately reimburse Bank for the amount of the draw, together with interest on the amount drawn, from the date of draw until paid, at a floating rate equal to the Prime Rate plus 5% per annum. If Borrower fails to reimburse Bank for the amount of such draw by 2:30 p.m., Seattle time, Bank may on that date make an Advance in the amount of the draw, whether or not a Default exists or Borrower has requested an Advance. Bank shall in addition have all rights provided in the L/C Agreement. Any default in the L/C Agreement shall be a Default.

     3.2 Fees. Borrower shall pay to Bank in advance, upon issuance of the
         ----
Letters of Credit issuance fees and transaction fees negotiated at the time of issuance, and reimburse Bank for all out-of-pocket costs, legal fees, and expenses.

     3.3 Yield Indemnity. If any law or regulation imposes or increases any
         ---------------
reserve, special deposit, or similar requirement against letters of credit issued by Bank or subjects Bank to any tax, charge, fee, deduction, or withholding of any kind in regard to the Letters of Credit, Borrower shall promptly on demand indemnify Bank for any such increased costs, taxes, or charges.

                                  ARTICLE 4

                         THE LIBOR RELATED RATE OPTION

     4.1 Procedure for LIBOR Related Rate Quotes. Borrower may obtain LIBOR
         ---------------------------------------
Related Rate quotes from Bank between 8:00 a.m. and 12:00 noon (Seattle time) on any Business Day. Any LIBOR Related Rate quoted (A) before 10:00 a.m. shall be based on Bank's LIBOR Rate determined as of approximately 8:00 a.m. on such day, and Borrower may request an Advance at such rate only by giving Bank notice in accordance with Section 4.2, before 10:00 a.m. on such day; and (B) between 10:00 a.m. and 12:00 noon shall be based on Bank's LIBOR Rate determined as of approximately 10:00 a.m. on such day, and Borrower may request an Advance at such rate only by giving Bank notice in accordance with Section 4.2, not later than 12:00 noon on such day.

     4.2 Procedure for LIBOR Related Rate Advances. Whenever Borrower desires to
         -----------------------------------------
use the LIBOR Related Rate option, Borrower shall give Bank irrevocable notice (either in writing or orally and promptly in writing) between 8:00 a.m. and 12:00 noon (Portland, Oregon time) two (2) Business Days in advance of the desired effective date of such rate. Any oral notice shall be given by, and any written notice or confirmation of an oral notice shall be signed by, the person(s) authorized, and shall specify the requested effective date of the rate, LIBOR Interest Period and LIBOR Amount, and whether Borrower is requesting a new Advance at the LIBOR Related Rate under the Revolving Loan, conversion of any portion of the principal balance bearing interest at the Prime Related Rate to a LIBOR Amount, or a new LIBOR Interest Period for an outstanding LIBOR Amount. Borrower may elect the LIBOR Related Rate in the minimum principal amount of $1,000,000.00 and in integral multiples of $100,000.00.

     4.3 No Prepayment. Borrower may not prepay all or any part of any LIBOR
         -------------
Amount(s).

     4.4 Inability to Participate in Market. If at any time Bank's LIBOR Rate is
         ----------------------------------
unascertainable or unavailable to Bank or if LIBOR Rate loans become unlawful, the option to select the LIBOR Related Rate shall terminate immediately. If the LIBOR Related Rate is then in effect, (A) it shall terminate automatically with respect to all LIBOR Amounts (i) on the last day of each then applicable LIBOR Interest Period, if Bank may lawfully continue to maintain such loans, or (ii) immediately if Bank may not lawfully continue to maintain such loans through such day, and (B) provided Borrower is not in default, the Prime Related Rate automatically shall become effective as to such amounts upon such termination.

     4.5 Increased Costs. If at any time after the date hereof (A) any revision
         ---------------
in or adoption of any applicable law, rule, or regulation or in the interpretation or administration thereof (i) shall subject Bank or its Eurodollar lending office to any tax, duty, or other charge, or change the basis of taxation of payments to Bank with respect to any loans bearing interest based on Bank's LIBOR Rate, or (ii) shall impose or modify any reserve, insurance, special deposit, or similar requirements against assets of, deposits with or for the account of, or credit extended by Bank or its Eurodollar lending office, or impose on Bank or its Eurodollar lending office any other condition affecting any such loans, and (B) the result of any of the foregoing is (i) to increase the cost to Bank of making or maintaining any such loans or (ii) to reduce the amount of any sum receivable under hereunder by Bank or its Eurodollar lending office, Borrower shall pay Bank within 15 days after demand by Bank such additional amount as will compensate Bank for such increased cost or reduction. The determination hereunder by Bank of such additional amount shall be conclusive in the absence of manifest error. If Bank demands compensation under this Section 4.5, Borrower may upon three (3) Business Days' notice to Bank pay the accrued interest on all LIBOR Amounts, together with any additional amounts payable under this Section 4.5. Provided Borrower is not in default, upon Borrower's paying such accrued interest and additional costs, the Prime Related Rate immediately shall be effective with respect to the unpaid principal balance of such LIBOR Amounts.


     4.6 Prepayment Costs. Upon any termination of any LIBOR Related Rate
         ----------------
(including but not limited to conversion to another rate) or payment of all or any portion of any LIBOR Amount on a date other than the last day of the then applicable LIBOR Interest Period, including without limitation (A) acceleration in the event of default or (B) repayment in response to a notice under Section 4.5, Borrower shall pay to Bank on demand such amount as Bank reasonably determines (determined as though 100% of the applicable LIBOR Amount had been funded in the applicable Eurodollar market) is equivalent to all direct or indirect losses, expenses, liabilities, or reductions in yield to Bank resulting therefrom, whether incurred in connection with liquidation or reemployment of funds or otherwise.

     4.7 Basis of Quotes. If Borrower chooses the LIBOR Related Rate, Borrower
         ---------------
shall pay interest based on such rate, plus any other applicable taxes or charges hereunder, even though Bank may have obtained the funds loaned to Borrower from sources other than the applicable Eurodollar market. Bank's determination of the LIBOR Related Rate and any such taxes or charges shall be conclusive in the absence of manifest error.

     4.8 No Change to Other Terms. Notwithstanding any other term of the Loan
         ------------------------
Documents, Borrower may not select the LIBOR Related Rate if an event of default hereunder has occurred and is continuing. Nothing contained in this Article 4, including without limitation the determination of any LIBOR Interest Period or Bank's quotation of any LIBOR Related Rate, shall be construed to prejudice Bank's right, if any, to decline to make any requested Advance or to require payment on demand.

                                   ARTICLE 5

                               COLLATERAL SECURITY

     5.1 Collateral. Except as otherwise agreed by Bank, as security for the
         ----------
prompt payment and performance of all Obligations Borrower and each Subsidiary (except OCG) has granted or will grant to Bank a first lien security interest in the following collateral (the "Collateral"): all assets including accounts receivable, inventory, furniture, equipment, leasehold improvements and general intangibles, including trademarks, copyrights and trade secrets and including the capital stock of the Subsidiaries.

     5.2 Maintenance of Security. Borrower and each Subsidiary shall execute and
         -----------------------
deliver to Bank, whenever requested, such security instruments as Bank deems necessary, in its sole opinion, for the preservation of its security interest or to ensure the priority of each security interest. Borrower hereby irrevocably appoints Bank as its attorney-in-fact, solely for the purpose of executing on Borrower's behalf any financing statement or other security document deemed necessary by Bank to carry out the purposes of this Article, which appointment shall continue so long as this Agreement remains in effect or any Obligations remain outstanding.

     5.3 Negative Pledge. So long as any amount is payable by Borrower under
         ---------------
this Agreement, Borrower and each Subsidiary (except OCG in accordance with the terms of this Agreement) shall not allow any Collateral to be transferred or encumbered, except in the ordinary course of business or to secure the obligations under this Agreement.

     5.4 Setoff. Bank may exercise the right of setoff, assert its banker's
         ------
lien, or counterclaim against any interest of Borrower in each deposit account which Borrower or any Subsidiary may now or later have with Bank, or any property which is now or shall later be in Bank's possession.

                                   ARTICLE 6

                                   GUARANTIES

The Obligations shall be absolutely and unconditionally guaranteed by each Subsidiary, jointly and severally.

                                   ARTICLE 7

                              CONDITIONS OF LENDING

     Bank's obligation to issue Letters of Credit and to make each Advance is subject to the following conditions precedent, unless waived by Bank in writing:

     7.1 Authorization. Borrower shall have delivered to Bank a certified copy
         -------------
of the resolution of Borrower's board of directors authorizing the transactions contemplated by this Agreement and the execution, delivery, and performance of all Loan Documents. Each Subsidiary shall have delivered to Bank a certified copy of a resolution of such Subsidiary's board of directors, satisfactory in form to Bank authorizing the transactions contemplated by this Agreement and the execution, delivery, and performance of all security documents evidencing the Collateral and authorizing its guaranty. The board of directors of each Subsidiary shall have passed a resolution, which continues in full force and effect, to the effect that such corporation, after considering the benefits and detriments of the transaction, reasonably expects to benefit, directly or indirectly, from the Revolving Loan and its guaranty thereof.

     7.2 Representations and Warranties. The representations and warranties made
         ------------------------------
by Borrower in the Loan Documents and in any certificate, document, or financial statement furnished at any time shall continue to be true and correct, except to the extent that such representations and warranties expressly relate to an earlier date.

     7.3 Compliance. No Default or other event which, upon notice or lapse of
         ----------
time or both would constitute a Default, shall have occurred and be continuing, or shall exist after giving effect to the advance of credit to be made.

     7.4 Documentation. Borrower and each Subsidiary shall have executed and
         -------------
delivered to Bank all documents to reflect the existence of the Obligations and to perfect, as a first lien, the security interests granted to Bank.

     7.5 Guaranties. Each Subsidiary shall have executed and delivered its
         ----------
guaranty to Bank, and each such guaranty shall remain in full force and effect.

     7.6 Proof of Insurance. Proof of insurance as required by Section 9.14 has
         ------------------
been provided to Bank.

                                    ARTICLE 8

                         REPRESENTATIONS AND WARRANTIES

     To induce Bank to enter into this Agreement, Borrower represents, warrants, and covenants to Bank as follows:

     8.1 Corporate Existence. Borrower, and each Subsidiary (i) is duly
         -------------------
incorporated, validly existing and in good standing under the laws of its state of incorporation; (ii) has all corporate powers and all governmental licenses, authorizations, consents, approvals and authority, and legal right to own and operate its property or lease the property it operates required to carry on its business as now conducted, and (iii) is duly qualified to transact business as a foreign corporation in each jurisdiction where the Collateral will be located and in the jurisdiction where its principal place of business is located. Borrower and each Subsidiary has the full power and corporate authority to execute, deliver and perform Borrower's and such Subsidiary's obligations under the Loan Documents.

     8.2 Subsidiary. The capital stock of each Subsidiary is subject to no
         ----------
subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery or transfer by its parent (including any right of conversion or exchange under any outstanding security or other instrument) of such Subsidiary's capital stock.

     8.3 No Intent to Defraud. Neither Borrower nor any Subsidiary has entered
         --------------------
into this transaction with the intent to hinder, delay or defraud any of its creditors.

     8.4 Solvency. Neither Borrower nor any Subsidiary is insolvent. Neither
         --------
Borrower nor any Subsidiary (i) is engaged in or about to engage in a business for which its remaining assets were unreasonably small in relation to its business or (ii) intends to incur, or believes or reasonably should believe it will incur, debts beyond its ability to repay as they become due. Except as specifically permitted by this Agreement, no Subsidiary owes, or expects to owe, any debt to any person other than to the Bank, Borrower or to an affiliate or subsidiary.

     8.5 Enforceability. The Loan Documents, when executed and delivered by
         --------------
Borrower, shall be enforceable against Borrower in accordance with their respective terms.

     8.6 No Legal Bar. The execution, delivery, and performance by Borrower of
         ------------
the Loan Documents, and the use of the loan proceeds, shall not violate any existing law or regulation applicable to Borrower; any ruling applicable to Borrower of any court, arbitrator, or governmental agency or body of any kind; Borrower's articles of incorporation or bylaws; any security issued by Borrower; or any mortgage, indenture, lease, contract, undertaking, or other agreement to which Borrower is a party or by which Borrower or any of its property may be bound.

     8.7 Financial Information. By submitting each of the financial statements
         ---------------------
required by Subsection 0 and 0 Borrower is deemed to represent and warrant that:
(a) such statement is complete and correct and fairly presents the financial condition of Borrower as of the date of such statement; (b) such statement discloses all liabilities of Borrower that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (c) such statement has been prepared in accordance with GAAP. As of this date, there has been no adverse change in Borrower's financial condition since preparation of such financial statements which would materially impair Borrower's ability to repay the Obligations.

     8.8 Liens and Encumbrances. As of this date, Borrower and each Subsidiary
         ----------------------
has good and marketable title to its property free and clear of all security interests, liens, encumbrances, or rights of others, except as included in Borrower's financial statements delivered to Bank pursuant to Sections 9.8.1 and 9.8.2, and except for taxes which are not yet delinquent and for conditions, restrictions, easements, and rights of way of record which do not materially affect the use of any of Borrower's property.

     8.9 Litigation. Except as disclosed in writing to Bank, there is no
         ----------
threatened (to Borrower's knowledge) or pending litigation, investigation, arbitration, or administrative action which may materially adversely affect Borrower's or a Subsidiary's business, property, operations, or financial condition.

     8.10 Payment of Taxes. Borrower and each Subsidiary has filed or caused to
          ----------------
be filed all tax returns when required to be filed; and has paid all taxes, assessments, fees, licenses, excise taxes, franchise taxes, governmental liens, penalties, and other charges levied or assessed against Borrower or any Subsidiary or any of their property imposed on it by any governmental authority, agency, or instrumentality that are due and payable (other than those returns or payments of which the amount, enforceability, or validity are contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on Borrower's books).

     8.11 Employee Benefit Plan. Borrower and each Subsidiary is in compliance
          ---------------------
in all respects with the provisions of ERISA and the regulations and published interpretations thereunder. Borrower and each Subsidiary has not engaged in any acts or omissions which would make Borrower or any Subsidiary liable to the Plan, to any of its participants, or to the Internal Revenue Service, under ERISA.

     8.12 Misrepresentations. No information, exhibits, data, or reports
          ------------------
furnished by Borrower or delivered to Bank in connection with Borrower's application for credit misstates any material fact, or omits any fact necessary to make such information, exhibits, data, or reports not misleading.

     8.13 No Default. Borrower is not in default in any Loan Document, or in any
          ----------
contract, agreement, or instrument to which it is a party.

     8.14 No Burdensome Restrictions. No contract or other instrument to which
          --------------------------
Borrower or any Subsidiary is a party, or order, award, or decree of any court, arbitrator, or governmental agency, materially impairs Borrower's or any Subsidiary's ability to repay the Obligations.

     8.15 Margin Stock. Borrower is not engaged, nor shall it engage,
          ------------
principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" margin stock under Regulation U of the Board of Governors of the Federal Reserve System. Borrower shall not use any part of the proceeds of any Advance for any purpose which violates or is inconsistent with the provisions of Regulation G, T, U, or X of such Board of Governors, as the same may be amended, supplemented, or modified from time to time.

     8.16 Laws, Regulations, and Ordinances. Borrower is not, to Borrower's
          ---------------------------------
knowledge, in violation with any applicable governmental laws, regulations or ordinances.

                                   ARTICLE 9

                             AFFIRMATIVE COVENANTS

     So long as this Agreement shall remain in effect, or any liability exists under the Loan Documents (with Sections 9.3 through 9.7 tested quarterly on a consolidated basis based on Borrower's most recent financial statement), Borrower shall:

     9.1 Use of Proceeds. Use the proceeds of the Revolving Loan for general
         ---------------
corporate purposes including payables, payroll, accrued expenses, capital expenditures and acquisitions and use the proceeds of Advances within the Term Loan Sublimit as provided in Section 2.2. Borrower shall obtain Bank's prior written approval prior to requesting Advances in connections with acquisitions or mergers.

     9.2 Supply Pro Forma Statements for All Acquisitions. Provide Bank with
         ------------------------------------------------
proforma statements showing compliance with all financial covenants in connection with all mergers and acquisitions, prior to any such transaction.

     9.3 Tangible Net Worth. Maintain a minimum Tangible Net Worth of not less
         ------------------
than $1,000,000.00. After an IPO, Borrower shall maintain a Tangible Net Worth of not less than $1,000,000 plus 80% of IPO proceeds plus 70% of Borrower's annual net income after the IPO.

     9.4 Current Ratio. Maintain a ratio of Current Assets to Current
         -------------
Liabilities of not less than 1.50 to 1.

     9.5 Working Capital. Maintain Current Assets which exceed Current
         ---------------
Liabilities by at least $3,000,000.00. After an IPO, Borrower shall maintain Current Assets which exceed Current Liabilities by at least $8,000,000.00.

     9.6 Fixed Charges Coverage Ratio. Maintain Cash Flow to Fixed Charges in a
         ----------------------------
ratio greater than or equal to 1.10 to 1.

     9.7 Funded Debt to EBITDA. Maintain a ratio of Funded Debt to EBITDA of
         ---------------------
less than or equal to 2.00 to 1. 9.8 Financial Information. Maintain a standard system of accounting in accordance with GAAP and furnish to Bank the following:

         9.8.1 Interim Financial Statements. As soon as available and, in any
               ----------------------------
     event, within 45 days after the end of each fiscal quarter except the last fiscal quarter of each fiscal year, a copy of the consolidated statement of income and retained earnings of Borrower for the quarter and for the current fiscal year through such quarter, and for each such quarter a copy of the consolidated balance sheet, consolidated statement of shareholders' equity, and consolidated statement of cash flow of Borrower as of the end of such quarter, setting forth, in each case, in comparative form, figures for the corresponding period of the preceding fiscal year, all in reasonable detail and satisfactory in scope to Bank and in form and substance satisfactory to Bank, prepared by the chief financial officer or chief accounting officer of Borrower certifying that such statement is complete and correct and fairly presents without qualification the financial condition of Borrower for such period and is prepared in accordance with GAAP;

          9.8.2 Annual Financial Statements. As soon as available and, in any
                ---------------------------
     event, within 90 days after the end of each fiscal year, a copy of the consolidated balance sheet, consolidated statement of income and retained earnings, consolidated statement of shareholders' equity, and consolidated statement of cash flow of Borrower for such year, setting forth in each case, in comparative form, corresponding figures from the preceding annual statements, each audited by independent certified public accountants of recognized standing selected by Borrower and satisfactory to Bank certifying that such statement is complete and correct, fairly presents without qualification the financial condition of Borrower for such period, is prepared in accordance with GAAP, and has been audited in conformity with generally accepted auditing standards, all in reasonable detail and satisfactory in scope to Bank;

          9.8.3 Borrowing Base Certificate. Monthly or more frequently as
                --------------------------
     requested by Bank, and upon each request for an Advance, a borrowing base certificate in form and substance satisfactory to Bank;

          9.8.4 Aging Report. Monthly or more frequently as
                ------------
     requested by Bank, a report providing the agings of Accounts, and a summary listing of accounts payable, in form and substance satisfactory to Bank;

          9.8.5 Tax Returns. Provide copies of all federal tax returns and
                -----------
     evidence of payment of any amounts due; and

          9.8.6 Other Certificates. Together with the delivery of the financial
                ------------------
     statements required by Subsection 9.8.1 and Subsection 9.8.2, a certificate of the chief financial officer or chief accounting officer of Borrower which certifies that:

               (a) Such statement is complete and correct, fairly presents, without qualification, the financial condition of Borrower for such period, and is prepared in accordance with GAAP;

               (b) Borrower is in compliance with the financial covenants set forth in Sections 9.3 through 9.7, with attached materials showing detailed calculations of covenant compliance; and

               (c) No Default exists, or no event which, with lapse of time or upon the giving of notice would constitute a Default, but, if a Default shall exist, the certificate shall specify the nature and period of existence of such Default, and what action Borrower has taken or proposes to take with respect thereto; and

          9.8.7 Additional Financial Information. As soon as available and, in
                --------------------------------
     any event, within ten days after request, such other data, information, or documentation as Bank may reasonably request.

     9.9 Maintenance of Existence. Preserve and maintain Borrower's and each
         ------------------------
Subsidiary's corporate existence, powers, and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in each jurisdiction in which its presence is necessary or desirable in view of its business, operations, or ownership of its property. Borrower and each Subsidiary shall also maintain and preserve all of its property which is necessary or useful in the proper course of its business, in good working order and condition, ordinary wear and tear excepted.

     9.10 Books and Records. Keep accurate and complete financial statements in
          -----------------
which complete entries shall be made in accordance with GAAP, reflecting all financial transactions of Borrower.


     9.11 Access to Premises and Records. At all reasonable times and as often
          ------------------------------
as Bank may reasonably request with prior advance notification, permit any authorized representative designated by Bank to have access to the premises, property, and financial records of Borrower, including all records relating to the finances, operations, and procedures of Borrower, and to make copies of or abstracts from such records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Bank, shall notify such party to permit Bank free access to such records at all reasonable times and to provide Bank with copies of any records it may request, all at Borrower's expense. Bank will take reasonable care to avoid disruption to Borrower's on-going operations during any such exam or inspection.

     9.12 Notice of Events. Furnish Bank prompt written notice of:
          ----------------

          9.12.1 Proceedings. Any proceeding instituted by or against Borrower
                 -----------
     or any Subsidiary in any court or before any commission or regulatory body, or any proceeding threatened against it in writing by any governmental agency which if adversely determined would have a material adverse effect on Borrower's business, property, or financial condition, or where the amount involved is $100,000.00 or more and not covered by insurance;

          9.12.2 Material Development. Any material development
                 --------------------
     in any such proceeding referred to in Subsection 0;

          9.12.3 Defaults. Any accident, event, or condition which is or, with
                 --------
     notice or lapse of time or both, would constitute a Default, or a default under any other agreement to which Borrower is a party; and

          9.12.4 Adverse Effect. Any other action, event, or condition of any
                 --------------
     nature which could result in a material adverse effect on the business, property, or financial condition of Borrower.

     9.13 Payment of Debts and Taxes. Pay all Debt and perform all obligations
          --------------------------
promptly and in accordance with their terms, and pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon Borrower, its property, or revenues prior to the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies, or otherwise which, if unpaid, might become a lien or charge upon Borrower's property. Borrower shall not, however, be required to pay or discharge any such tax, assessment, charge, levy, or claim so long as its enforceability, amount, or validity is contested in good faith by appropriate proceedings.

     9.14 Deposit Accounts. To the extent practical, and excluding deposit
          ----------------
accounts of its international Subsidiaries, maintain all primary business deposit accounts with Bank.

     9.15 Insurance. Maintain commercially adequate levels of coverage with
          ---------
financially sound and reputable insurers as are acceptable to Bank, including, without limitation:

          9.15.1 Property Insurance. Insurance on all property of a character
                 ------------------
     usually insured by organizations engaged in the same or similar type of business as Borrower against all risks, casualties, and losses through extended coverage or otherwise and of the kind customarily insured against by such organizations, with such policy or policies naming Bank as loss payee, as its interests may appear;

          9.15.2 Liability Insurance. Public liability insurance
                 -------------------
     against tort claims which may be asserted against Borrower; and

          9.15.3 Additional Insurance. Such other insurance as may be required
                 --------------------
     by law.

     9.16 Insurance Reports. Furnish to Bank, upon request of Bank, reports on
          -----------------
each existing insurance policy showing such information as Bank may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (f) the expiration date of the policy. In addition, upon request of Bank after an event of Default exists (however not more often than annually), Borrower will have an independent appraiser satisfactory to Bank determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

                                   ARTICLE 10

                               NEGATIVE COVENANTS

     So long as this Agreement shall remain in effect, or any liability shall exist under the Loan Documents, Borrower shall not, without prior written consent of Bank, which consent shall not be unreasonably withheld:

     10.1 Debt. Create, incur, assume, permit to exist, or otherwise become
          ----
committed for any Debt except any:

          10.1.1 Unsecured Trade Credit. Unsecured, short-term Debt arising from
                 ----------------------
     current operations by purchasing on credit goods, services, supplies, or merchandise and not constituting borrowings;

          10.1.2 Existing Obligations. Debt owing to Bank, or in existence as of
                 --------------------
     this date and disclosed to Bank, and all renewals, modifications, and extensions thereof;

          10.1.3 OCG Credit Line. A credit line to OCG by a foreign bank, not to
                 ---------------
     exceed a maximum liability of $600,000.

          10.1.4 Lease Agreements. Debt incurred in connection with capital
                 ----------------
     leases calling for payments in the aggregate not exceeding $250,000 in any one fiscal year; and

          10.1.5 Ordinary Course. Debt incurred in the ordinary course of
                 ---------------
     business and appearing on the liability section of the balance sheet of Borrower, prepared in accordance with GAAP, including, without limitation, accrued liabilities and taxes payable.

     10.2 Liens and Encumbrances. Create, incur, or assume, or agree to create,
          ----------------------
incur, or assume any lien, whether consensual or nonconsensual, on any of its property, or to enter into any lease with respect to any of its property except:

          10.2.1 Existing Liens. Liens in effect as of this date;
                 --------------

          10.2.2 Liens of Bank. Liens in favor of Bank;
                 -------------

          10.2.3 OCG Credit Line. Liens on the assets of OCG to secure a credit
                 ---------------
     line permitted under Section 10.1.3.

          10.2.4 Tax Liens. Liens for taxes not yet due or which are being
                 ---------
     contested in good faith by appropriate proceedings; and

          10.2.5 Incidental Liens. Other liens incidental to the conduct of its
                 ----------------
     business or the ownership of its property which are not incurred in connection with the borrowing of money or the obtaining of credit, and which do not in the aggregate materially impair the value or use of property.

     10.3 Guaranties. Assume, guaranty, endorse, become a surety for, indemnify,
          ----------
or otherwise in any fashion become responsible for, directly or indirectly, any obligation of any Person, except:

          10.3.1 Negotiable Instruments. Endorsements on negotiable instruments
                 ----------------------
     for deposit or collection in the ordinary course of business;

          10.3.2 Performance Bonds. Performance bonds as required in the
                 -----------------
     ordinary course of Borrower's business; and

          10.3.3 Guaranty of OCG. A guaranty of a credit line to
                 ---------------

     OCG by a foreign bank, not to exceed a maximum liability of $600,000.

     10.4 Disposition of Assets. Sell, transfer, lease, or otherwise assign or
          ---------------------
dispose of a substantial portion of its property to any Person, outside the ordinary course of business.

     10.5 Mergers. Become a party to any merger, consolidation, or like
          -------
corporate change, or make any substantial transfer or contribution to, or material investment in, stock, shares, or licenses of any Person except with a computer software consulting and training company as long as the cost of such transaction is not more than 10% of the GAAP book value of Borrower's total assets per transaction and 25% of the GAAP book value of Borrower's total assets on an aggregate annual basis, prior to such transaction and Borrower is not in default prior to or as a result of the proposed transaction.

     10.6 Capital Structure. Issue, purchase, retire, or redeem any of its
          -----------------
capital stock or otherwise effect any change in Borrower's capital structure other than: pursuant to an acquisition by purchase or merger of computer consulting or training companies as provided in Section 10.5; pursuant to the share repurchase transaction described in Section 2.2.1; in connection with an IPO of up to one-quarter (25%) of Borrower's issued and outstanding shares; or, pursuant to an executive stock option or qualified employee stock ownership plan.

     10.7 Wage and Hour Laws. Violate the federal Fair Labor Standards Act or
          ------------------
any comparable state wage and hour law.

     10.8 ERISA. Engage in any act or omission which would make Borrower liable
          -----
under ERISA to the Plan, to any of its participants, or to the Internal Revenue Service.

     10.9 Dissolution. Adopt any agreement or resolution for dissolving,
          -----------
terminating, or substantially altering Borrower's present business activities.

     10.10 Business Activities. Engage or enter into any activity which is
           -------------------
unusual to Borrower's existing business.

     10.11 Dividends. Declare or pay any dividend.
           ---------

     10.12 Contributions to Capital of Subsidiaries. Make any contributions to
           ----------------------------------------
capital to any foreign Subsidiary.

     10.13 Permissible Loans and Investments. Make any loan or advance money or
           ---------------------------------
assets to any Person otherwise than in the ordinary course of business, or make any investment outside the ordinary course of Borrower's business, except:

          10.13.1 Certificates of Deposit. Investments in certificates of
                  -----------------------
     deposit maturing within one year from the date of acquisition from any one or more of the top 100 commercial banks in the United States;

          10.13.2 Commercial Paper. Prime commercial paper with maturities of
                  ----------------
     less than one year;

          10.13.3 U. S. Government Paper. Obligations issued or guaranteed by
                        ----------------
     the United States Government or its agencies;

          10.13.4 Similar Businesses. Acquisition by purchase or merger
                  ------------------
     of consulting or training businesses; and

          10.13.5 Loans to Officers and Employees. Loans to officers and
                  -------------------------------
     employees up to $350,000 in the aggregate outstanding amount, and except for the Promissory Note in the amount of $500,000 payable to Terri Olson which is payable $250,000 on April 1, 1997 and $250,000 payable on July 1, 1997.

                                   ARTICLE 11

                       EVENTS AND CONSEQUENCES OF DEFAULT

     11.1 Events of Default. Any of the following events shall, at the option of
          -----------------
Bank and at any time without regard to any previous knowledge on the part of Bank, constitute a default by Borrower under the terms of this Agreement, the Note, Letters of Credit, and all other Loan Documents ("Default"):

          11.1.1 Nonpayment. Any payment or reimbursement due or demanded under
                 ----------
     this Agreement or any Loan Document is not made when due;


          11.1.1.1 Breach of Warranty. Any representation or warranty made in
                   ------------------
     connection with this Agreement or any other Loan Document, or any certificate, notice, or report furnished pursuant hereto, is determined by Bank to be false in any respect when made, and is relied upon by Bank to its detriment;

     11.1.2 Failure to Perform. Any other term, covenant, or agreement contained
            ------------------
in any Loan Document is not performed or satisfied, and, if remediable, such failure continues unremedied for 30 days after written notice thereof has been given to Borrower by Bank;

     11.1.3 Borrowing Base. The Borrowing Base shall become less than the face
            --------------
amount of the Letters of Credit, plus the outstanding principal balance plus accrued interest of the Revolving Note, and shall remain so after three days notice from Bank;

     11.1.4 Defaults on Other Obligations. There exists a default by Borrower in
            -----------------------------
the performance of any other agreement or obligation for the payment of borrowed money, for the deferred purchase price of property or services, or for the payment of rent under any lease, whether by acceleration or otherwise, which would permit such obligation to be declared due and payable prior to its stated maturity; and such default continues for 30 days after Borrower receives written notice thereof from the creditor so affected;

     11.1.5 Defaults on Other Obligations. There exists a default in the
            -----------------------------
performance by any Subsidiary of any agreement or obligation for the payment of borrowed money, for the deferred purchase price of property or services, or for the payment of rent under any lease, whether by acceleration or otherwise, which would permit such obligation to be declared due and payable prior to its stated maturity; and such default continues for 30 days after such Subsidiary receives written notice thereof from the creditor so affected;

     11.1.6 Financial Condition. Bank, in good faith, deems itself insecure due
            -------------------
to material adverse deterioration in Borrower's financial condition.

          11.1.7 Guaranties. Any guarantor of all or any portion of the
                 ----------
     Obligations revokes or attempts to revoke such guaranty, whether with respect to future transactions or outstanding Obligations, or otherwise breaches the terms and conditions of such guaranty;

          11.1.8 Loss, Destruction, or Condemnation of Property. A portion of
                 ----------------------------------------------
     Borrower's property is affected by any uninsured loss, damage, destruction, theft, sale, or encumbrance other than created herein or is condemned, seized, or appropriated, the effect of which materially impairs Borrower's financial condition or its ability to pay its debts as they come due;

          11.1.9 Attachment Proceedings and Insolvency. Borrower, any
                 -------------------------------------
     Subsidiary, or any of Borrower's or any Subsidiary's property is affected by any:

               (a) Judgment lien, execution, attachment, garnishment, general assignment for the benefit of creditors, sequestration, or forfeiture, to the extent Borrower's financial condition or its ability to pay its debts as they come due is thereby materially impaired; or

               (b) Proceeding under the laws of any jurisdiction relating to receivership, insolvency, or bankruptcy, whether brought voluntarily or involuntarily, including, without limitation, any reorganization of assets, deferment or arrangement of debts, or any similar proceeding, and, if such proceeding is involuntarily brought, it is not dismissed within 60 days;

          11.1.10 Judgments. Final judgment on claims not covered by insurance
                  ---------
     which, together with other outstanding final judgments against Borrower, exceeds $100,000, is rendered against Borrower and is not discharged, vacated, or reversed, or its execution stayed pending appeal, within 60 days after entry, or is not discharged within 60 days after the expiration of such stay; or

          11.1.11 Government Approvals. Any governmental approval, registration,
                  --------------------
     or filing with any governmental authority, now or later required in connection with the performance by Borrower of its obligations under the Loan Documents, is revoked, withdrawn, or withheld, or fails to remain in full force and effect, except Borrower shall have 60 days after notice of any such event to take whatever action is necessary to obtain all necessary approvals, registrations, and filings.

     11.2 Notification of Default. Bank shall promptly furnish Borrower with
          -----------------------
written notice of the nature and extent of any Default after Bank has actual knowledge thereof.

     11.3 Remedies Upon Default. If any Default occurs and is continuing, Bank
          ---------------------
may at its option, by notice to Borrower:


          11.3.1 Terminate Commitments. Refuse to make further Advances or issue
                 ---------------------
     new Letters of Credit;

          11.3.2 Accelerate. Declare all or any of the Note, together with all
                 ----------
     accrued interest, to be immediately due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower;

          11.3.3 Setoff. Exercise its right of setoff against deposit accounts
                 ------
     of Borrower with Bank; and/or 11.3.4 All Remedies. Pursue all available legal and equitable remedies. All of Bank's rights and remedies in all Loan Documents shall be cumulative and can be exercised separately or concurrently.

     11.4 Default Interest. Upon Default, whether or not acceleration has
          ----------------
occurred, all unpaid principal shall, at Bank's option, accrue interest at a fluctuating rate per annum of 5% above the Prime Rate.

     11.5 Default Late Charge. While in Default, if any payment
          -------------------
is 15 days or more past due, Borrower shall be charged a late charge of 5% of the amount of the delinquent payment.

     11.6 Alleged Default by Bank. In the event that Borrower at any time
          -----------------------
concludes that Bank has defaulted in any respect under this Agreement or any of the Loan Documents, Borrower shall promptly give notice thereof to Bank and provide Bank with a period of not less than 30 days in which to cure such alleged default; provided, however, that in no event shall this Section 0 or the Borrower's giving such notice to Bank extend the time period(s) granted to the Borrower to cure any Default under Section 0. Failure of the Borrower to provide such notice to Bank shall waive the Borrower's right to assert a claim against Bank for such alleged default.

                                   ARTICLE 12

                                  MISCELLANEOUS

     12.1 Manner of Payments.
          ------------------

          12.1.1 Payments on Nonbusiness Days. Whenever any event is to occur or
                 ----------------------------
     any payment is to be made under any Loan Document on any day other than a Business Day, such event may occur or such payment may be made on the next succeeding Business Day and such extension of time shall be included in computation of interest in connection with any such payment.

          12.1.2 Payments. All payments and prepayments to be made by Borrower
                 --------
     shall be made to Bank when due, at Bank's office as may be designated by Bank, without offsets or counterclaims for any amounts claimed by Borrower to be due from Bank, in U.S. dollars and in immediately available funds.

          12.1.3 Application of Payments. All payments made by Borrower shall be
                 -----------------------
     applied first against fees, expenses, and indemnities due; second, against interest due; and third, against principal.

          12.1.4 Recording of Payments. Bank is authorized to record on a
                 ---------------------
     schedule or computer-generated statement the date and amount of each Advance, all conversions between interest rate options, and all payments of principal and interest. All such schedules or statements shall constitute prima facie evidence of the accuracy of the information so recorded.

     12.2 Notices. Bank may make Advances and conversions between interest
          -------
rates, based on telephonic, telex, and oral requests made by any Person whom Bank in good faith believes to be authorized to act on behalf of Borrower. All other notices, demands, and other communications to be given pursuant to any of the Loan Documents shall be in writing and shall be deemed received the earlier of when actually received, or two days after being mailed, postage prepaid and addressed as follows, or as later designated in writing:

Bank:                              Borrower:

U.S. BANK OF WASHINGTON,           ARIS CORPORATION
NATIONAL ASSOCIATION               6729 Fort Dent Way, Suite 250
Washington Corporate Banking       Seattle, WA 98188-2555
10800 N.E 8th Street, Ste. 100     Attention: Paul Song and
Bellevue, WA  98004                           Thomas Averill
Attention:  Tom Gunder

     12.3 Costs and Expenses. Borrower shall pay, reimburse, and indemnify Bank
          ------------------
for:

          12.3.1 Out-of-Pocket Expenses. All Bank's reasonable costs and
                 ----------------------
     expenses, including, without limitation, all reasonable accounting, appraisal, and report preparation fees or expenses, all reasonable attorneys' fees, legal expenses, escrow fees and recording or filing fees, incurred in connection with the negotiation, preparation, execution, and administration of this Agreement and all other Loan Documents, and all amendments, supplements, or modifications thereto, and the perfection of all security interests, liens, or encumbrances that may be granted to Bank; and

          12.3.2 Collection Expenses. All Bank's costs, expenses, and reasonable
                 -------------------
    attorneys' fees (including the reasonable value of the services of staff counsel) incurred in connection with the enforcement or preservation of any right under this Agreement or any other Loan Document, whether or not suit is brought. This subsection shall survive the termination of this Agreement.

     12.4 Waiver. No failure to exercise and no delay in exercising, on the part
          ------
of Bank, any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power, or privilege. Further, no waiver or indulgence by Bank of any Default shall constitute a waiver of Bank's right to declare a subsequent similar failure or event to be a Default.

     12.5 Assignment. This Agreement is made expressly for the sole benefit of
          ----------
Borrower and for the protection of Bank and its successors and assigns. The rights of Borrower hereunder shall not be assignable by operation of law or otherwise, without the prior written consent of Bank. Bank may at any time sell, assign, grant participations in, or otherwise transfer to any other financial institution (a "Participant") all or any part of its rights under this Agreement, without notice to Borrower. Bank acknowledges and agrees that any such disposition will not alter or affect Bank's direct obligations under this Agreement and under the Letters of Credit. Borrower acknowledges that any such Participant will become an owner pro rata of the Obligations, and Borrower waives any right it may have to setoff the Obligations against any claims or counterclaims it may have against Bank.

     12.6 Merger. The rights and obligations set forth in this Agreement shall
          ------
not merge into or be extinguished by any of the Loan Documents, but shall continue and remain valid and enforceable. This Agreement and the other Loan Documents constitute Bank's entire agreement with Borrower, and supersede all prior writings and oral negotiations. No oral or written representation, covenant, commitment, waiver, or promise of either Bank or Borrower shall have any effect, whether made before or after the date of this Agreement, unless contained in this Agreement or another Loan Document, or in an amendment complying with Section 0. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     12.7 Amendments. Any amendment or waiver of, or consent to any departure by
          ----------
Borrower from any provision of, this Agreement shall be in writing signed by each party to be bound thereby, and shall be effective only in the specific instance and for the specific purpose for which given.

     12.8 Jurisdiction and Venue. Borrower irrevocably consents to the personal
          ----------------------
jurisdiction of the state and federal courts located in the State of Washington in any action brought under this Agreement or any other Loan Document, and any action based upon the transactions encompassed by this agreement, whether or not based in contract. Venue of any such action shall be laid in King County, Washington, unless some other venue is required for Bank to fully realize upon any collateral or guaranties.

     12.9 Construction. Each term of this Agreement and each Loan Document shall
          ------------
be binding to the extent permitted by law and shall be governed by the laws of the State of Washington, excluding its conflict of laws rules. If one or more of the provisions of this Agreement should be invalid, illegal, or unenforceable in any respect, the remaining provisions of this Agreement shall remain effective and enforceable. If there is a conflict among the provisions of any Loan Documents, the provisions of this Agreement shall be controlling. The captions and organization of this Agreement are for convenience only, and shall not be construed to affect any provision of this Agreement.

         DATED this 14th day of March, 1997.

Borrower:                                  Bank:
ARIS CORPORATION                           U.S. BANK OF WASHINGTON,
                                           NATIONAL ASSOCIATION

   /s/ Thomas Averill           /s/ Thomas G. Gunder
By:_________________________ By:  Tom Gunder
Title: Vice President & CFO  Title: Vice President




                           CONSENT OF EACH SUBSIDIARY

     Each Subsidiary acknowledges receipt of a copy of the above Agreement and consents to its contents.

     DATED this 14th day of March, 1997.

                                                ARIS SOFTWARE, INC.


                                                /s/ Thomas Averill
                                                By:_______________________
                                                Its: Vice President & CFO


                                                NOETIX CORPORATION



                                                /s/ Thomas Averill
                                                By:_______________________
                                                Its: Vice President & CFO


                                                OXFORD COMPUTER GROUP LIMITED


                                                /s/ Thomas Averill
                                                By:_______________________
                                                Its: Vice President & CFO

                          EXHIBIT A TO CREDIT AGREEMENT



                                 REVOLVING NOTE


                                ARIS CORPORATION

$8,000,000.00                                             Dated: March 14, 1997
                                                            Seattle, Washington

         ARIS CORPORATION ("Borrower") unconditionally promises to pay to the order of U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION ("Bank") at its Washington Corporate Banking office, on or before June 1, 1998 or as otherwise provided in the Credit Agreement, in immediately available funds, the principal sum of Eight Million Dollars ($8,000,000.00), or such lesser sum as may be advanced hereunder, together with interest on the daily unpaid principal balance from the date of each Advance until paid in full in accordance with the terms, conditions, and definitions of the Credit Agreement dated March 14, 1997 ("Agreement") between Borrower, as Borrower, and Bank.

         This Note is the Revolving Note referred to in the Agreement, and the Agreement is incorporated herein.

         If all or any portion of the principal amount or any installment of interest is not paid when due, and such default is not cured within the applicable grace, notice, and/or cure periods provided for in the Agreement, the entire unpaid principal amount of this Note, together with all accrued interest, shall become immediately due and payable at the option of the holder hereof, with interest accruing from the date of default at a fluctuating rate per annum equal to five percent (5%) above the Prime Rate, as it may vary from time to time.

         Advances under this Note may be made by Bank at the oral or written request of Paul Song or Thomas Averill any one acting alone, or at the oral or written request of Cindy T. Ryden, Tina Song or Kendall Kunz any two acting together, who are authorized to request advances and direct the disposition of any such advances until written notice of the revocation of such authority is received by Bank at its office indicated above. Any such advance shall be conclusively presumed to have been made to or for the benefit of Borrower when made in accordance with such requests and directions, or when said advances are deposited to the credit of the account of Borrower with Bank, regardless of the fact that persons other than those authorized under this paragraph may have authority to draw against such account.

         Except as otherwise expressly set forth in the Agreement, Borrower hereby waives presentment, demand, protest, and notice of dishonor hereof. Each party signing or endorsing this Note signs as borrower and principal, and not as guarantor, surety, or accommodation party.

         This Note shall be governed by and construed in accordance with the laws of the State of Washington.

                                                Borrower:
                                                ARIS CORPORATION



                                                __________________________
                                                By:_______________________
                                                Its:______________________